EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of The Cushing NextGen Infrastructure Fund (formerly, Cushing MLP Infrastructure Fund), does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of The Cushing NextGen Infrastructure Fund (formerly, Cushing MLP Infrastructure Fund) for the year ended November 30, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the The Cushing NextGen Infrastructure Fund (formerly, Cushing MLP Infrastructure Fund) for the stated period.

/s/ Jerry V. Swank	/s/ John H. Alban
Jerry V. Swank President & Chief Executive Officer	John H. Alban Treasurer & Chief Financial Officer

Dated:	February 4, 2020

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by The Cushing NextGen Infrastructure Fund (formerly, Cushing MLP Infrastructure Fund) for purposes of Section 18 of the Securities Exchange Act of 1934.